NEWS RELEASE

	Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
FOR IMMEDIATE RELEASE		281-504-8026

Ken Dennard, Managing Partner
Dennard Rupp Gray & Lascar, LLC
ksdennard@drg-l.com
713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2012 SECOND QUARTER RESULTS

SUGAR LAND, TX – November 14, 2011 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its fiscal 2012 second quarter ended September 30, 2011.

Revenue for the second quarter of fiscal 2012 was $1.7 million compared to revenue of $1.7 million for the second quarter of fiscal 2011.

Net loss for the second quarter of fiscal 2012 was $(257,000), or $(0.01) per share, compared to a net loss of $(274,000), or $(0.01) per share, for the second quarter of fiscal 2011.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented, “Second quarter revenues were essentially flat with last year’s second quarter, yet we continue making strides growing our software transactional and subscription revenues by approximately 17% over the prior year period.”

Ramey continued, “Recent highlights include the introduction of our PayItFast™ service in September and then last week, Cabela’s adopting PayItFast.  PayItFast is a faster way for customers to make payments on Cabela’s CLUB cards while visiting any Cabela’s U.S. retail store.  The PayItFast service was piloted in five Cabela’s retail stores in mid-September and was expanded to all 32 Cabela’s U.S. retail stores in late October.

“We also recently announced that our Clearingworks® Platform now has the ability for Apps to be developed and implemented using our unique “drop-in” process.  Clearingworks’ open architecture enables us, our clients, and even third-party developers to implement Apps specific to their business needs, all while maintaining the security and integrity of our core payment processing.

“Our focus remains on customer acquisition, transactions under management, and average price per transaction and we believe results should improve in the coming quarters as our unique value proposition is being introduced to prospective customers of all sizes in this vast emerging market,” concluded Ramey.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review fiscal 2012 second quarter results today at 11:00 a.m. Eastern time, 10:00 a.m. Central time.  To listen to the call, dial (480) 629-9866 at least 10 minutes before the call begins and ask for US Dataworks’ conference call.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 21, 2011.  To access the replay, dial (303) 590-3030 using a pass code of 4487067#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com.  To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools.  US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations of our ability to meet our future goals and our expectations regarding our PayItFast service and Clearingworks Apps.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt,  our ability to realize the anticipated benefits from our business initiatives, including our cloud-based solutions, PayItFast service and Clearingworks Apps, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

– Tables to Follow –

US DATAWORKS, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues:
Software transactional and subscription revenues	$684,908	$586,765	$1,368,226	$1,085,982
Software licensing revenues	7,268	-	98,470	-
Software maintenance revenues	163,637	140,866	305,634	285,188
Professional services revenues	826,497	977,267	1,410,515	1,700,066
Software resale revenues	4,301	-	76,689	-

Total revenues	1,686,611	1,704,898	3,259,534	3,071,236

Cost of revenues	542,733	586,266	1,103,638	1,192,523

Gross profit	1,143,878	1,118,632	2,155,896	1,878,713

Operating expenses:
Research and development	206,366	252,766	459,607	495,273
Sales and marketing	385,405	210,865	688,856	482,652
General and administrative	638,129	797,685	1,196,338	1,542,548
Depreciation and amortization	22,849	46,322	47,478	76,119
Total operating expense	1,252,749	1,307,638	2,392,279	2,596,592

Loss from operations	(108,871)	(189,006)	(236,383)	(717,879)

Other expense:
Interest expense	(23,011)	37,912	(43,535)	15,035
Interest expense – related party	(124,970)	(123,172)	(249,127)	(244,576)
Total other expense	(147,981)	(85,260)	(292,662)	(229,541)
Net loss	$(256,852)	$(274,266)	$(529,045)	$(947,420)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Basic and diluted weighted-average shares outstanding	33,401,485	33,188,907	33,382,931	33,167,132

US DATAWORKS, INC.
UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2011	March 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$-	$44,096
Accounts receivable, trade	836,569	1,019,579
Prepaid expenses and other current assets	225,608	387,548
Total current assets	1,062,177	1,451,223

Property and equipment, net	213,780	240,500
Goodwill	4,020,698	4,020,698
Other assets	62,840	70,109
Total assets	$5,359,495	$5,782,530

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt, net of unamortized discount at September 30, 2011 of $7,111	$664,174	$663,667
Accounts payable	632,535	582,304
Accrued expenses	274,017	79,557
Accrued interest – related parties	236,452	87,299
Deferred revenue	464,465	688,340
Total current liabilities	2,271,643	2,101,167

Long term liabilities:
Notes payable	10,728	165,157
Notes payable – related parties, net of unamortized discount at September 30, 2011 and March 31, 2011 of $339,223 and $409,302, respectively	2,745,909	2,682,943
Total long term liabilities	2,756,637	2,848,100
Total liabilities	5,028,280	4,949,267

Commitments and Contingencies

Stockholders’ Equity:
Convertible Series B preferred stock, $0.0001 par value, 700,000 shares authorized, 109,933 shares issued and outstanding $3.75 liquidation preference, dividends of $438,123 and $417,444 in arrears as of September 30, 2011 and March 31, 2011, respectively	11	11

Common stock, $0.0001 par value 90,000,000 shares authorized, 33,401,485 and 33,318,842 shares issued and outstanding as of September 30, 2011 and March 31, 2011, respectively	3,340	3,331
Additional paid-in-capital	66,575,476	66,548,488
Accumulated deficit	(66,247,612)	(65,718,567)
Total stockholders’ equity	331,215	833,263

Total liabilities and stockholders’ equity	$5,359,495	$5,782,530